Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Registration Statement of Allion Healthcare, Inc. on Form S-1 of our report, dated February 28, 2005, relating to our audit of financial statements of Specialty Pharmacies, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/    MCGLADREY & PULLEN, INC.

Des Moines, Iowa

December 29, 2005